Exhibit 4(f)

This Note is a global security and is registered in the name of CEDE & CO., as nominee of the Depositary, The Depository Trust Company. Unless and until this Note is exchanged for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary or a nominee of the Depositary to the Depositary or another depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WAL-MART STORES, INC.

1.125% NOTES DUE 2018

Number A- $	CUSIP No.: 931142DF7 ISIN No.: US931142DF70 Common Code: 091517540

WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of              DOLLARS (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on April 11, 2018 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on the basis of a 360-day year consisting of twelve 30-day months, semi-annually in arrears on April 11 and October 11 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on October 11, 2013, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from April 11, 2013 or from the most recent April 11 or October 11 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the “Holder”) at the close of business on the preceding April 1, in the case of an Interest Payment Date of April 11, and on the preceding October 1, in the case of an Interest Payment Date of October 11 (each, a “Record Date”).

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its Treasurer or one of its Assistant Treasurers by manual or facsimile signature.

WAL-MART STORES, INC.

By:
Name: Jeffrey A. Davis Title: Executive Vice President, Finance and Treasurer

[SEAL]	Attest:
Name: Anthony D. George Title: Senior Associate General Counsel, Finance and Assistant Secretary

Dated: April 11, 2013

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

WAL-MART STORES, INC.

1.125% NOTES DUE 2018

1. Indenture; Notes. This Note is one of a duly authorized series of Securities of the Company designated as the “1.125% Notes Due 2018” (the “Notes”), initially issued in an aggregate principal amount of $1,250,000,000 on April 11, 2013. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006 (the “Indenture”), by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the Holders, issue additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes; provided, however, that no additional Securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Ranking. The Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

3. Payment of Overdue Amounts. The Company shall pay interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

4. Place and Method of Payment. The Company shall pay principal of and interest on the Notes at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

5. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

6. No Redemption or Sinking Fund. The Notes are not redeemable prior to maturity and are not subject to a sinking fund.

7. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other series that would be affected in certain other circumstances. However, the Indenture requires the consent of each Holder of the Notes and Securities of other series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

8. Event of Default; Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this series may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding to be, and, in certain cases, may automatically become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, in the event of such an acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of all of the Notes of this series then Outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul such acceleration and its consequences with respect to all of the Notes.

9. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

10. Form and Denominations; Global Notes; Definitive Notes. The Notes are being issued in registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are being issued in the form of one or more global notes (each, a “Global Note”), evidencing all or any portion of the Notes and registered in the name of DTC or its nominee (including their respective successors) as Depositary under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (1) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under applicable law, and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility; (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes; or (3) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

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11. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or definitive form. At the option of the Holders, at any office or agency designated and maintained by the Company for such purpose (the “Transfer Agent”) pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such Holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 11, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

12. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13. Appointment of Agents. The Bank of New York Mellon Trust Company, N.A. is hereby appointed (i) the Registrar for the purpose of registering the Notes and transfers and exchanges of the Notes pursuant to the Indenture and this Note, (ii) Paying Agent pursuant to Section 3.04 of the Indenture and (iii) Transfer Agent with respect to the Notes at its offices in the Borough of Manhattan, The City of New York.

14. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

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15. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

16. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Date:

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

* * * * *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT ENT -	as joint tenants with right of survivorship and not as tenants in common

            UNIF GIFT MIN ACT -             Custodian             under the Uniform Gifts to Minors Act

                                                     (Cust)                   (Minor)                                                                (State)

Additional abbreviations may also be used although not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian